UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2005

Cohu, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4298	95-1934119

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12367 Crosthwaite Circle, Poway, California	92064

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 848-8100

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 1.01 Entry into a Material Definitive Agreement.

(a)	United Arab Emirates — On February 22, 2003, Broadcast Microwave Services, Inc. (“BMS”), a wholly-owned subsidiary of Cohu, entered into an agreement to sell microwave communications equipment to the United Arab Emirates Armed Services (“UAE”). The contract was officially awarded in April 2003 and totals approximately $8.5 million. The agreement, which includes BMS’ most advanced microwave communications technology that has not been previously installed in an application of this size and complexity, requires that 40% of the total contract price be paid after the system has been fully accepted by the UAE. Included as Exhibit 99.1* to this Form 8-K is the Purchase and Sale Agreement between the General Headquarters of the United Arab Emirates Abu Dhabi and Broadcast Microwave Services.

(b)	Intel Corporation – On September 29, 2004, Delta Design, Inc. (“Delta”), a wholly-owned subsidiary of Cohu, entered into an agreement to sell capital equipment and services to Intel Corporation. Delta designs, manufactures, sells and services semiconductor test handling equipment used in the production of semiconductors. Included as Exhibit 99.2* to this Form 8-K is the Capital Equipment and Services Purchase Agreement between Delta Design, Inc. and Intel Corporation.

(c)	Texas Instruments Incorporated – On April 25, 2002, Delta entered into an agreement to sell capital equipment and services to Texas Instruments Incorporated. The agreement is effective for the period from April 25, 2002 to December 31, 2004. Included as Exhibit 99.3* to this Form 8-K is the Corporate Purchase Option Agreement between Delta Design, Inc. and Texas Instruments Incorporated.

*	Confidential treatment requested

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COHU, INC.

Dated: February 18, 2005	By:	/s/ John H. Allen

John H. Allen Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Purchase and Sale Agreement between the General Headquarters of the United Arab Emirates Abu Dhabi and Broadcast Microwave Services
99.2	Capital Equipment and Services Purchase Agreement between Delta Design, Inc. and Intel Corporation
99.3	Corporate Purchase Option Agreement between Delta Design, Inc. and Texas Instruments Incorporated